Exhibit 99.1

STANDARD DIVERSIFIED INC. REPORTS FINANCIAL RESULTS FOR ITS THIRD QUARTER ENDED SEPTEMBER 30, 2018

NEW YORK, NY, November 9, 2018 – Standard Diversified Inc. (“the “Company”) (NYSE American: SDI) today announced its financial results for the third quarter ended September 30, 2018.  In addition to its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, the Company will also make available an updated Investor Presentation on its corporate website at www.standarddiversified.com.

2018 Third Quarter Highlights
•
Total revenues increased 24.9% to $91.6 million as a result of strong growth at Turning Point Brands, Inc. (NYSE: TPB) and the addition of $7.1 million of earned insurance premiums from Maidstone Insurance Company, which the Company acquired on January 2, 2018

•	Net income attributable to SDI was $1.4 million, or $0.08 per diluted share

About Standard Diversified Inc.
Standard Diversified Inc. is a holding company that owns and operates subsidiaries in a variety of industries, including insurance, other tobacco products and outdoor advertising.  For more information about the Company, please visit the Company’s website at www.standarddiversified.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward-looking statements address, among other things activities, events or developments that the Company expects, believes or anticipates will or may occur in the future. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including those risks described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission, as well as the Company’s subsequent Quarterly Reports on Form 10-Q.  Except as required by law, the Company assumes no obligation to update publicly any such forward-looking statements.

Contact Information:
Adam Prior
The Equity Group Inc.
Phone: (212) 836-9606
aprior@equityny.com

Standard Diversified Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in thousands except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Net sales	$84,035	$73,352	$240,156	$212,226
Insurance premiums earned	7,088	-	21,539	-
Net investment income	309	-	679	-
Other income	163	-	557	-
Total revenues	91,595	73,352	262,931	212,226

Operating costs and expenses:
Cost of sales	47,742	40,386	136,147	119,522
Selling, general and administrative expenses	24,492	19,606	70,237	55,355
Incurred losses and loss adjustment expenses	5,790	-	17,007	-
Other operating expenses	2,682	-	5,512	-
Total operating costs and expenses	80,706	59,992	228,903	174,877
Operating income	10,889	13,360	34,028	37,349

Interest expense	4,450	4,023	12,556	13,002
Interest and investment income	(243)	(157)	(620)	(369)
Loss on extinguishment of debt	-	-	2,384	6,116
Net periodic benefit (income) expense, excluding service cost	(45)	58	176	174
Income before income taxes	6,727	9,436	19,532	18,426
Income tax expense	1,436	3,110	4,153	3,850
Net income	5,291	6,326	15,379	14,576
Net income attributable to noncontrolling interests	3,924	3,576	9,962	5,046
Net income attributable to Standard Diversified Inc.	$1,367	$2,750	$5,417	$9,530

Net income attributable to SDI per Class A and Class B Common Share – Basic	$0.08	$0.17	$0.33	$0.42
Net income attributable to SDI per Class A and Class B Common Share – Diluted	$0.08	$0.16	$0.31	$0.41
Weighted Average Class A and Class B Common Shares Outstanding – Basic	16,677,412	16,399,796	16,618,823	22,853,762
Weighted Average Class A and Class B Common Shares Outstanding – Diluted	16,741,660	16,410,672	16,661,809	22,880,941

Standard Diversified Inc. and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands except share data)

	September 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$18,520	$18,219
Fixed maturities available for sale, at fair value; amortized cost $34,492 in 2018	33,908	-
Equity securities, at fair value; cost: $753 in 2018	804	-
Trade accounts receivable, net of allowances of $44 in 2018 and $17 in 2017	6,808	3,249
Premiums receivable	6,245	-
Inventories	89,433	63,296
Other current assets	14,998	10,851
Property, plant and equipment, net	28,068	9,172
Deferred income taxes	-	450
Deferred financing costs, net	922	630
Intangible assets, net	38,206	26,436
Deferred policy acquisition costs	2,384	-
Goodwill	147,464	134,620
Master Settlement Agreement (MSA) escrow deposits	29,926	30,826
Pension asset	-	396
Other assets	2,877	569
Total assets	$420,563	$298,714

LIABILITIES AND EQUITY
Reserves for losses and loss adjustment expenses	$24,741	$-
Unearned premiums	13,160	-
Advance premiums collected	519	-
Accounts payable	9,943	3,686
Accrued liabilities	18,336	20,014
Current portion of long-term debt	9,299	7,850
Revolving credit facility	30,000	8,000
Notes payable and long-term debt	210,427	186,190
Deferred income taxes	2,598	-
Postretirement benefits	3,916	3,962
Asset retirement obligations	2,028	-
Other long-term liabilities	1,959	571
Total liabilities	326,926	230,273

Commitments and contingencies

Equity:
Preferred stock, $0.01 par value; authorized shares 50,000,000; -0- issued and outstanding shares	-	-
Class A common stock, $0.01 par value; authorized shares, 300,000,000; 9,031,641 and 8,348,373 issued and outstanding shares at September 30, 2018 and December 31, 2017, respectively	90	83
Class B common stock, $0.01 par value; authorized shares, 30,000,000; 7,818,645 and 8,041,525 issued and outstanding shares at September 30, 2018 and December 31, 2017, respectively; convertible into Class A shares on a one-for-one basis	78	81
Additional paid-in capital	79,338	70,813
Accumulated other comprehensive loss	(2,503)	(1,558)
Accumulated deficit	(21,577)	(26,982)
Total stockholders' equity	55,426	42,437
Noncontrolling interests	38,211	26,004
Total equity	93,637	68,441
Total liabilities and equity	$420,563	$298,714